Exhibit 99.1

CCUR HOLDINGS REPORTS FIRST QUARTER FISCAL 2019 RESULTS

DULUTH, GA, NOVEMBER 9, 2018 – CCUR Holdings, Inc. (OTCQB: CCUR) today reported results for the first quarter of fiscal 2019 ended September 30, 2018. As a result of interest income earned from the Company’s recently formed subsidiary, Recur Holdings LLC, and other income earned from investments and interest, the Company operated essentially at breakeven for the period. Total working capital as of September 30, 2018 was $55.8 million as compared to $55.3 million as of June 30, 2018.

“Since the closing of the sale of our Content Delivery business on December 31, 2017 we have been evaluating numerous opportunities intended to provide attractive returns for our stockholders and enhance our ability to utilize our existing net operating loss carryforwards,” said Wayne Barr, CCUR’s Interim President and CEO. “Our search has been wide ranging and focused on identifying well-priced businesses and assets that we believe have significant growth potential. Due to current market conditions, we have faced significant competition from strategic and, in particular, financial buyers that in many instances have raised seller valuation expectations above what we consider to be attractive levels for our stockholders. However, while we continue to search for opportunities for CCUR to acquire valuable businesses and assets, we have also identified an opportunity to generate attractive returns through operations related to commercial loans secured by real property. Through September 30, 2018 our newly formed operating subsidiary Recur Holdings has made mortgage loans with an aggregate carrying value of over $4 million and a weighted average annualized yield of 10.8%. These loans earned $131,000 during the first quarter of the fiscal year and we expect to continue to realize interest income from these loans during the fiscal second quarter.”

“In addition, in early October we announced we had entered into a non-binding letter of intent to acquire an 80% interest in the assets of LuxeMark Capital, LLC, a privately held firm focused on the rapidly growing merchant cash advance sector of the finance industry that provides financing to small and medium-sized businesses. Through its syndication network, LuxeMark makes syndication capital or leverage available to select funding companies within the sector and hopes to expand its business-to-business strategy by increasing the number of qualified funders to which it provides capital nationwide. We continue to work towards the signing of a definitive agreement with LuxeMark, which entails a thorough due diligence process. Should we complete the transaction with LuxeMark, we believe the Company could generate attractive returns through our 80% pro-rated portion of the fee income earned by LuxeMark on the capital deployed by its syndicators as well as returns received on the $10 million the Company may make available as a LuxeMark syndicator in connection with the transaction. Meanwhile, we continue our efforts to be prudent stewards of the Company’s working capital position and explore other opportunities to increase stockholder returns, including other acquisition and business opportunities,” concluded Mr. Barr.

First Quarter Financial Results

The Company’s continuing operations generated $131,000 of interest income on mortgage loans during the first fiscal quarter and reduced operating expenses by 43% as compared to the first quarter of fiscal 2018, to $835,000, resulting in an operating loss for the period of $704,000. Other interest income, other income, dividend income, and the net realized gain on investments generated $1.2 million, which was partially offset by an unrealized loss on equity securities of $457,000, resulting in a loss from continuing operations before income taxes of $1,000, and a net loss from continuing operations of $3,000.

During the quarter, the Company repurchased a total of 23,008 shares of common stock for a total of $115,000 under its previously-announced stock repurchase program and has repurchased a total of 763,468 shares of common stock since the program’s inception. A total of 236,532 shares remain available to be repurchased under the current authorization by the Board to repurchase up to 1,000,000 shares of Company common stock.

“We believe that during the first quarter, our team began to demonstrate the results of our efforts to reinvest the Company’s working capital in strategies designed to generate accretive returns to our stockholders, while we continue to evaluate acquisition opportunities,” concluded Mr. Barr.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. (formerly Concurrent Computer Corporation) completed the divesture of its content delivery and storage business on December 31, 2017. Subsequent to the divesture, CCUR is actively pursuing business opportunities to maximize value of its assets through evaluation of additional operating businesses or assets for acquisition and continued development of its current real estate operations, which it operates through its subsidiary Recur Holdings LLC. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions, are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate and consummate the proposed transaction with LuxeMark, CCUR’s expected level of capital commitment and other proposed transaction terms; expected cash and liquidity positions; the expected financial performance and revenue streams generated by the proposed transaction, CCUR’s ability to adequately assess and conduct sufficient due diligence on the proposed transaction, market fluctuations in or material financial or regulatory changes impacting the MCA industry and general business conditions, as well other risks listed in the Company’s Form 10-K filed September 7, 2018 with the Securities and Exchange Commission and risks and uncertainties not presently known to CCUR or that CCUR currently deems immaterial. CCUR wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Investor Relations:

Doug Sherk

(415) 652-9100

doug@mdcgs.com

CCUR Holdings, Inc.

Consolidated STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		$	%
	2018	2017	Change	Change
Interest income on mortgage loans	$131	$-	$131	NM (1)
Operating expenses:
General and administrative	835	1,465	(630)	(43.0%)
Total operating expenses	835	1,465	(630)	(43.0%)
Operating loss	(704)	(1,465)	761	(51.9%)

Other interest income	880	101	779	771.3%
Dividend income	64	-	64	NM (1)
Net realized gain on investments	201	-	201	NM (1)
Unrealized loss on equity securities, net	(457)	-	(457)	NM (1)
Other income (expense), net	15	(8)	23	NM (1)
Loss from continuing operations before income taxes	(1)	(1,372)	1,371	(99.9%)

Provision for income taxes	2	6	(4)	(66.7%)

Loss from continuing operations	(3)	(1,378)	1,375	(99.8%)
			-
Income from discontinued operations, net of income taxes	-	368	(368)	NM (1)
			-
Net loss	$(3)	$(1,010)	1,007	(99.7%)

(1) Not meaningful

CCUR Holdings, Inc.

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands, except share and per share data)

	September 30, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$34,858	$32,992
Equity securities, fair value	5,143	6,629
Fixed maturity securities, available-for-sale, fair value	9,657	13,381
Current maturities of mortgage loans receivable	2,472	700
Receivable from sale of Content Delivery business held in escrow	1,450	1,450
Advances receivable, net	1,915	-
Prepaid expenses and other current assets	1,221	1,419
Total current assets	56,716	56,571

Property and equipment, net	7	1
Deferred income taxes, net	975	975
Deposit on mortgage loan receivable held in escrow	-	1,400
Mortgage loans receivable, net of current maturities	2,305	2,305
Other long-term assets, net	45	54
Total assets	$60,048	$61,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$944	$1,289
Total current liabilities	944	1,289

Long-term liabilities:
Pension liability	3,754	3,766
Other long-term liabilities	181	185
Total liabilities	4,879	5,240
Stockholders' equity:
Shares of common stock, par value $0.01; 14,000,000 authorized; 9,094,069 and 9,117,077 issued and outstanding at September 30 and June 30, 2018, respectively	91	91
Capital in excess of par value	210,027	210,083
Accumulated deficit	(151,480)	(151,795)
Accumulated other comprehensive loss	(3,469)	(2,313)
Total stockholders' equity	55,169	56,066
Total liabilities and stockholders' equity	$60,048	$61,306